Exhibit 99.1
FOR IMMEDIATE RELEASE
Suntron Corporation Reports Third Quarter 2006 Results
PHOENIX, AZ — November 15, 2006 — Suntron Corporation (NASDAQ: SUNN), a leading provider of integrated electronics manufacturing solutions, today reported net sales of $70.6 million and an operating loss of $2.6 million for the third quarter of 2006. These results include $1.2 million of professional fees related to outstanding litigation and $1.1 million of restructuring charges related to severance, retention and lease exit costs primarily associated with the Company’s previously announced decisions to close two U.S. manufacturing operations and to transfer their business to other Suntron sites.
Gross profit for the third quarter of 2006 was $4.0 million (5.7% of net sales), a decrease of $1.5 million as compared to $5.5 million in the third quarter of 2005 (6.9% of net sales). The gross profit results in the third quarter of 2005 and 2006 include $0.3 million and $1.0 million of restructuring charges, respectively, related to severance, retention and lease exit costs. Sequentially, third quarter gross profit decreased $2.2 million from the $6.2 million reported in the second quarter of 2006. The decrease in gross profit was driven primarily by a reduction in net sales from $80.4 million in the third quarter of 2005 and from $85.1 million in the second quarter of 2006. This decrease was partially offset by the cost savings achieved by the Company’s 2005 and 2006 restructuring activities.
Operating loss for the third quarter of 2006 was $2.6 million, an increase of $2.2 million as compared to an operating loss of $0.4 million for both the third quarter of 2005 and the second quarter of 2006. Operating results were also impacted by reduced sales levels and increased litigation costs, offset by cost savings generated by our restructuring activities.
Net loss for the third quarter of 2006 was $3.7 million, an increase of $2.2 million as compared to a net loss of $1.5 million in the third quarter of 2005. Consequently, loss per share for the third quarter of 2006 was $0.13 per share, as compared to a loss of $0.06 per share for the third quarter of 2005. For the second quarter of 2006, net loss was $1.3 million and loss per share was $0.05 per share.
As announced last week, the Company has reached a confidential settlement agreement with Applied Materials, Inc. that terminates litigation previously disclosed by the Company.
“Though our primary focus for 2006 has been on the right-sizing of our U.S. manufacturing footprint, our sales efforts during the third quarter resulted in three new customer wins,” stated Paul Singh, Suntron’s president and chief executive officer. “The nature of our low volume/high mix model requires a longer ramp-up of production and therefore, any significant sales from these and other new customers added in 2006 should be realized in 2007. As we move forward with our business plan for 2007, our focus will be on profitably growing and managing growth while maintaining high standards of service to our customers,” concluded Mr. Singh.
About Suntron Corporation
Suntron delivers complete manufacturing services and solutions to support the entire life cycle of complex products in the aerospace and defense, industrial, semiconductor capital equipment, networking and telecommunications, and medical markets. Headquartered in Phoenix, Arizona, Suntron operates six full-service manufacturing facilities and two quick-turn manufacturing facilities in North America. Suntron is involved in product design, engineering services, cable and harness production, printed circuit card assembly, box build, large scale and complex system integration and test.

Non-GAAP Information
In addition to disclosing results determined in accordance with generally accepted accounting principles (GAAP), Suntron also discloses certain non-GAAP results of operations that exclude certain items. These non-GAAP financial data are provided to facilitate meaningful period-to-period comparisons of underlying operational performance by eliminating infrequent or unusual charges. The primary measure of our operating performance is net income (loss). However, the Company’s lenders, internal management and many investment analysts believe that other measures provide additional information to further analyze the company’s financial performance. Additionally, in evaluating alternative measures of operating performance, it is important to understand that there are no standards for these calculations. Accordingly, the lack of standards can result in subjective determinations by management about which items may be excluded from the calculations, as well as the potential for inconsistencies between different companies that have similarly titled alternative measures. See the tables to this press release for a reconciliation of GAAP amounts to non-GAAP amounts.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This release contains forward-looking statements that relate to future events or performance. These statements reflect Suntron’s current expectations, and Suntron does not undertake to update or revise these forward-looking statements, even if experience or future changes make it clear that any projected results expressed or implied in this or other company statements will not be realized. Furthermore, readers are cautioned that these statements involve risks and uncertainties, many of which are beyond Suntron’s control, which could cause actual results to differ materially from the forward-looking statements. These risks and uncertainties include, but are not limited to, general economic conditions and specific conditions in the electronics industry, including the aerospace and semiconductor capital equipment market segments of the electronics industry; Suntron’s dependence upon a small number of customers; the Company’s ability to attract new customers and retain existing customers; cash availability/liquidity; changes or cancellations in customer orders; the risks inherent with predicting cash flows, revenue and earnings outcomes as well as other factors identified as “Risk Factors” or otherwise described in Suntron’s filings with the Securities and Exchange Commission from time to time.
Visit www.suntroncorp.com or call 888-520-3382 for more information.
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CONTACT:	Suntron Corporation Paul Singh, President and CEO Thomas B. Sabol, Chief Financial Officer 602-789-6600 ir@suntroncorp.com

SUNTRON CORPORATION AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, Except Per Share Amounts)

	Quarter Ended
	October 2, 2005	July 2, 2006	October 1, 2006
Net Sales	$80,383	$85,101	$70,604
Cost of Goods Sold	74,868	78,895	66,577

Gross profit	5,515	6,206	4,027

Operating Expenses:
Selling, general and administrative expenses	5,652	6,198	6,363
Severance, retention, and lease exit costs	44	222	123
Related party management and consulting fees	188	187	188

Total operating expenses	5,884	6,607	6,674

Operating loss	(369)	(401)	(2,647)
Other Income (Expense):
Interest expense	(1,199)	(938)	(1,075)
Gain on sale of assets	17	26	(6)
Interest and other income (expense)	17	(3)	25

Total other income (expense)	(1,165)	(915)	(1,056)

Net loss	$(1,534)	$(1,316)	$(3,703)

Loss Per Share (Basic and Diluted)	$(0.06)	$(0.05)	$(0.13)

Weighted Average Shares Outstanding (Basic and diluted)	27,415	27,526	27,551

SUNTRON CORPORATION AND SUBSIDIARIES
UNAUDITED CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Per Share Amounts)

	December 31,	July 2,	October 1,
	2005	2006	2006
ASSETS
Current Assets:
Cash and equivalents	$59	$109	$45
Trade receivables	51,377	49,224	48,705
Inventories	61,985	61,120	60,801
Land, building and improvements held for sale, net	18,772	—	—
Prepaid expenses and other	1,430	1,341	1,180

Total Current Assets	133,623	111,794	110,731
Net property and equipment	8,367	6,483	6,893
Goodwill	10,918	10,918	10,918
Debt issuance costs, net	1,586	791	701
Identifiable intangible assets	675	575	525
Deposits and other	180	1,764	1,737

Total Assets	$155,349	$132,325	$131,505

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$38,605	$32,345	$30,337
Outstanding checks in excess of cash balances	1,039	4,143	3,510
Borrowings under revolving credit agreement	47,000	21,312	24,038
Accrued compensation and benefits	6,181	6,250	7,478
Current portion of accrued exit costs related to facility closures	494	540	435
Payable to affiliates	501	410	493
Other accrued liabilities	5,934	2,760	3,475

Total Current Liabilities	99,754	67,760	69,766
Long-term Liabilities:
Subordinated debt payable to affiliate	—	10,421	10,858
Accrued exit costs related to facility closures	122	—	—
Other	905	1,642	1,791

Total Liabilities	100,781	79,823	82,415

Stockholders’ Equity:
Preferred stock, $.01 par value. Authorized 10,000 shares, none issued	—	—	—
Common stock, $.01 par value. Authorized 50,000 shares; issued and outstanding 27,415, 27,548 and 27,563 shares, respectively	274	275	275
Additional paid-in capital	380,744	380,854	381,145
Deferred stock compensation	(276)	—	—
Accumulated deficit	(326,174)	(328,627)	(332,330)

Total Stockholders’ Equity	54,568	52,502	49,090

Total Liabilities and Stockholders’ Equity	$155,349	$132,325	$131,505

RECONCILIATION OF GAAP FINANCIAL RESULTS TO NON-GAAP MEASURES
(In Thousands, Except Per Share Data)

	Q3	Q2	Q3
	2005	2006	2006
Net Loss (GAAP)	$(1,534)	$(1,316)	$(3,703)
Restructuring expenses	340	467	1,129
Professional fees related to litigation	388	643	1,211
Stock compensation expense	88	179	291

Net Income (Loss) (Non-GAAP)	$(718)	$(27)	$(1,072)

Loss Per Share (GAAP)	$(0.06)	$(0.05)	$(0.13)

Loss Per Share (Non-GAAP)	$(0.03)	$(0.00)	$(0.04)

OTHER SELECTED FINANCIAL DATA
(In Thousands)

	Q3	Q2	Q3
	2005	2006	2006
EBITDA	$1,616	$749	$(1,654)
Cash Flow Provided (Used) by Operating Activities	1,295	(2,049)	(1,273)
Restructuring Charges:
Included in Cost of Goods Sold	296	245	1,006
Other	44	222	123
Borrowing Availability (End of Period)	14,915	21,681	20,861
Working Capital (End of Period)	12,829	44,034	40,965
CALCULATION OF EBITDA
(In Thousands)

	Q3	Q2	Q3
	2005	2006	2006
Net Loss	$(1,534)	$(1,316)	$(3,703)
Interest Expense	1,199	938	1,075
Income Tax Expense	—	—	—
Depreciation and Amortization	1,951	1,127	974

EBITDA	$1,616	$749	$(1,654)